As filed with the Securities and Exchange Commission on July 12, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

GULFPORT ENERGY CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1311	73-1521290
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

14313 North May Avenue, Suite 100

Oklahoma City, Oklahoma 73134

(405) 848-8807

(Address, including zip code, telephone number, including area code, of Registrant’s principal executive offices)

Gulfport Energy Corporation

Amended and Restated 2005 Stock Incentive Plan

(Full title of the plans)

Joel McNatt

Senior Vice President and General Counsel

Gulfport Energy Corporation

14313 North May Avenue, Suite 100

Oklahoma City, Oklahoma 73134

(405) 242-4404

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Seth R. Molay, P.C.

Alex Frutos

Akin Gump Strauss Hauer & Feld LLP

1700 Pacific Avenue, Suite 4100

Dallas, Texas 75201-4675

Telephone: (214) 969-2800

Facsimile (214) 969-4343

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	1,595,394	$11.01	$17,565,288	$1,880.00

(1)	These shares are issuable under the Amended and Restated 2005 Stock Incentive Plan upon the exercise of options, the vesting of restricted awards or the exercise or vesting of certain other awards. The maximum aggregate number of shares of common stock that may be issued under the Amended and Restated 2005 Stock Incentive Plan is 3,000,000 shares, which includes 777,269 shares of common stock previously registered on the Registration Statement on Form S-8, File No. 333-129178, filed by the registrant on October 21, 2005 and 627,337 shares of common stock previously registered on the Registration Statement on Form S-8, File No. 333-55738, filed by the registrant on February 16, 2001. Pursuant to Rule 416, this Registration Statement also includes an indeterminable number of additional shares that may become issuable pursuant to the antidilution adjustment provisions of the plan.

(2)	Pursuant to Rule 457(c) and (h), and solely for the purpose of calculating the applicable registration fee, the proposed maximum offering price per share for the common stock to be registered hereunder has been calculated based upon the average of the high and low sales prices of Gulfport Energy Corporation’s common stock on July 5, 2006, as quoted on The Nasdaq National Market.

EXPLANATORY NOTE

The purpose of this registration statement on Form S-8 (this “Registration Statement”) is to register 1,595,394 additional shares of the common stock, par value $0.01 per share (the “Common Stock”), of Gulfport Energy Corporation, a Delaware corporation (the “Company”), for offer and sale under the Company’s Amended and Restated 2005 Stock Incentive Plan (the “Amended and Restated 2005 Plan”), and to reflect the amendment and restatement of the Company’s 2005 Stock Incentive Plan (the “2005 Plan”). The maximum aggregate number of shares of Common Stock that may be issued under the Amended and Restated 2005 Plan is 3,000,000, which includes 777,269 shares of Common Stock previously registered under the Registration Statement on Form S-8, File No. 333-129178, filed with the Securities and Exchange Commission, or the SEC, on October 21, 2005 (the “Original Registration Statement,”) and 627,337 shares of Common Stock issuable upon the exercise of options outstanding under the Company’s 1999 Stock Option Plan (the “Outstanding Options”) at the time the 2005 Plan was adopted. The shares issuable upon exercise of the Outstanding Options were previously registered pursuant to the Company’s Registration Statement on Form S-8, File No. 333-55738, filed with the SEC on February 16, 2001 (the “Previous Registration Statement”). Pursuant to Instruction E to Form S-8, the Company hereby incorporates the Original Registration Statement and the previous Registration Statement by reference. The prospectus referred to in Part I of this Post-Effective Amendment is a combined prospectus for purposes of Rule 429 of the Securities Act of 1933, as amended, or the Securities Act, and relates to this Registration Statement, the Original Registration Statement and the Previous Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement will be sent or given to the Company’s officers, employees, consultants and directors, as specified by Rule 428(b)(1) promulgated under the Securities Act. Such documents need not be filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3, Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirement of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the SEC are incorporated herein by reference, other than those furnished pursuant to Item 2.02 or Item 7.01 on Current Report on Form 8-K:

(a)	Annual Report on Form 10-KSB for the year ended December 31, 2005, as filed by the Company with the SEC on March 31, 2006;

(b)	Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2006, as filed by the Company with the SEC on May 15, 2006; and

(c)	The following Current Reports on Form 8-K filed by the Company with the SEC since December 31, 2005:

(1)	Current Report on Form 8-K, as filed by the Company with the SEC on January 17, 2006;

(2)	Current Report on Form 8-K, as filed by the Company with the SEC on February 14, 2006;

(3)	Current Report on Form 8-K, as filed by the Company with the SEC on March 7, 2006;

(4)	Current Report on Form 8-K, as filed by the Company with the SEC on April 26, 2006; and

(5)	Current Report on Form 8-K, as filed by the Company with the SEC on May 3, 2006.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, excluding any information furnished pursuant to any Current Report on Form 8-K, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, as the case may be, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The description set forth below of the Common Stock constitutes a summary of certain provisions of the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws and are qualified in their entirety by reference to the relevant provisions of such documents, all of which are filed as exhibits to the Company’s filings with the SEC and are incorporated herein by reference.

The Company is currently authorized to issue up to 55,000,000 shares of Common Stock, of which there were 32,972,706 shares outstanding as of May 12, 2006. Holders of Common Stock are entitled to cast one vote for each share held of record on each matter submitted to a vote of stockholders. There is no cumulative voting for election of directors. Subject to the prior rights of any series of preferred stock which may from time to time be outstanding, if any, holders of Common Stock are entitled to receive ratably dividends when, as, and if declared by the Board of Directors out of funds legally available therefore and, upon the liquidation, dissolution or winding up of the Company, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock, if any. There are no redemption or sinking fund provisions that are applicable to the Common Stock. Subject only to the requirements of the Delaware General Corporation Law, the Board of Directors may issue shares of Common Stock without stockholder approval, at any time and from time to time, to such persons and for such consideration as the Board of Directors deems appropriate. Holders of Common Stock have no preemptive rights and have no rights to convert their Common Stock into any other securities. The outstanding Common Stock is duly authorized and validly issued, fully paid and nonassessable.

The transfer agent and registrar for the Common Stock is UMB Bank, N.A.

Item 8. Exhibits.

See Index to Exhibits, attached hereto.

Item 9. Undertakings.

(a)	The Company hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which,

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individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Oklahoma City, State of Oklahoma on July 12, 2006.

GULFPORT ENERGY CORPORATION

By:	/s/ James D. Palm
James D. Palm Chief Executive Officer

POWER OF ATTORNEY

The undersigned directors and officers of Gulfport Energy Corporation hereby constitute and appoint Mike Liddell, James D. Palm, Joel H. McNatt and Michael G. Moore, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments (including post-effective amendments) to the Registration Statement, with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the listed capacities on July 12, 2006:

Name	Title

/s/ Mike Liddell	Chairman of the Board of Directors
Mike Liddell

/s/ James D. Palm	Chief Executive Officer and Director
James D. Palm	(principal executive officer)

/s/ Michael G. Moore	Vice President and Chief Financial Officer
Michael G. Moore	(principal financial and accounting officer)

/s/ David L. Houston	Director
David L. Houston

/s/ Mickey Liddell	Director
Mickey Liddell

/s/ Dan Noles	Director
Dan Noles

/s/ Phillip G. Lancaster	Director
Phillip G. Lancaster

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits

4.1

Form of Common Stock certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Registration Statement on Form SB-2, File No. 333-115396, filed by the Company with the SEC on July 22, 2004).

*5.1	Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

10.1

Gulfport Energy Corporation Amended and Restated 2005 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, File No. 000-19514, filed by the Company with the SEC on April 26, 2006).

10.2	Form of Stock Option Agreement (incorporated by reference to Exhibit 10.2 to the Form 8-K, File No. 000-19514, filed by the Company with the SEC on April 26, 2006).

10.3	Form of Restricted Stock Award Agreement (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K, File No. 000-19514, filed by the Company with the SEC on April 26, 2006).

*23.1	Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in Exhibit 5.1 filed herewith).

*23.2	Consent of Grant Thornton LLP.

*23.3	Consent of Netherland, Sewell & Associates, Inc.

*24.1	Powers of Attorney (included on the signature page hereto).

*Filed herewith.